Exhibit (a)(1)(E)

Liberty Tax, Inc.

Offer to Purchase for Cash

All of Its Outstanding Shares of Common Stock

at

$12.00 Per Share

Pursuant to the Offer to Purchase dated August 1, 2019

CUSIP NO. 53128T102

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON AUGUST 29, 2019, UNLESS THE OFFER IS EXTENDED OR TERMINATED.

August 1, 2019

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated August 1, 2019 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Liberty Tax, Inc. (“Purchaser” or “Company”), a Delaware corporation, to purchase all of its outstanding shares of common stock, par value $0.01 per share (individually, a “Share” and collectively, the “Shares”), for $12.00 per Share, in cash without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal.

WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Your attention is directed to the following:

1.       The price to be paid in the Offer is $12.00 per Share, in cash without interest and less any applicable withholding taxes.

2.       The Offer is being made for all outstanding Shares.

3.       The Offer is being made in connection with an Agreement of Merger and Business Combination Agreement, dated as of July 10, 2019 (the “Merger Agreement”), by and among Purchaser, Buddy’s Newco, LLC, Franchise Group New Holdco, LLC, Franchise Group B Merger Sub, LLC, and Vintage RTO, L.P., (filed as Exhibit 2.1 to the Company’s Current Report on From 8-K, filed with the SEC on July 11, 2019). The Merger Agreement provides, among other things, that within 15 business days after consummation of the transactions contemplated by the Merger Agreement, Purchaser will commence a tender offer pursuant to Regulation 14E of the Exchange Act.

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4.       The special committee (as defined in the offer to purchase) and the board of directors of purchaser (the “Board”) have approved the Offer. However, neither Purchaser, the Board nor the special committee makes any recommendation as to whether you should tender or refrain from tendering your Shares. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender. Prior to making any decision with respect to the Offer, you should read carefully the information in the Offer to Purchase and the Letter of Transmittal (including the documents incorporated by reference therein), including the purposes and effects of the offer. See Sections 10 and 14 of the Offer to Purchase. You should discuss whether to tender your Shares with your broker, if any, or other financial or tax advisor.

5.       The Offer and withdrawal rights expire at 5:00 PM, New York City time, on August 29, 2019, unless the Offer is extended by Purchaser.

6.       The Offer is conditioned upon the Shares being validly tendered and not withdrawn prior to the expiration date of the Offer, but the Offer is not conditions on any minimum number of Shares being tendered. The Offer is also subject to the conditions described in Section 5 of the Offer to Purchase.

7.       Please see Section 16 of the Offer to Purchase for a summary of material U.S. federal income tax consequences to stockholders of an exchange of Share pursuant to the Offer, including with respect to withholding requirements.

8.       Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise set forth in the Letter of Transmittal. However, if you do not complete and sign the Substitute Internal Revenue Service Form W-9 that is included in the Letter of Transmittal (or other applicable form), you may be subject to backup withholding at the applicable statutory rate on the gross proceeds payable to you. See Instruction 8 of the Letter of Transmittal.

If you wish to have us tender any or all Shares held for your account, please complete, sign, detach and return to us the instruction form below. An envelope in which you can return your instructions to us is enclosed. If you authorize tender of any or all Shares held for your account, all such Shares will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration date of the Offer.

In all cases, Purchaser will pay for Shares accepted for payment pursuant to the Offer only after timely receipt by Equiniti Trust Company (the “Depositary & Paying Agent”) of (i) certificates representing such Shares (except in the case of Shares held in a book-entry/direct registration account maintained by Purchaser’s transfer agent) or confirmation of book-entry transfer of such Shares into the Depositary & Paying Agent’s account at the Depository Trust Company (a “Book-Entry Confirmation”), (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with all required signature guarantees or, in the case of a book-entry transfer, an agent’s message (as defined in Section 3 of the Offer to Purchase) in lieu of the Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary & Paying Agent. Under no circumstances will interest be paid on the consideration paid for Shares accepted for purchase in the Offer, regardless of any extension of the Offer or any delay in making payment for such Shares.

THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION OR ANY ADMINISTRATIVE OR JUDICIAL ACTION PURSUANT THERETO. PURCHASER MAY, IN ITS DISCRETION, TAKE SUCH ACTION AS IT DEEMS NECESSARY TO MAKE THE OFFER TO HOLDERS OF SHARES IN SUCH JURISDICTION. IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER WILL BE DEEMED TO BE MADE ON BEHALF OF PURCHASER OR BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

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Liberty Tax, Inc.

Instruction Form with Respect to the

Offer to Purchase for Cash

All of Its Outstanding Shares of Common Stock

at

$12.00 Per Share

Pursuant to the Offer to Purchase dated August 1, 2019

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 1, 2019 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”), in connection with the tender offer by Liberty Tax, Inc. (“Purchaser”), a Delaware corporation, to purchase all of its outstanding shares of common stock, par value $0.01 per share (individually, a “Share” and collectively, the “Shares”), for $12.00 per Share, in cash without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal.

This form instructs you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal furnished to the undersigned.

The undersigned understands and acknowledges that all questions as to validity, form, eligibility (including time of receipt) and acceptance of the surrender of any certificate representing Shares or any other document submitted on my behalf to Equiniti Trust Company (the “Depositary & Paying Agent”) will be determined by Purchaser in its sole and absolute discretion (provided that Purchaser may delegate such power in whole or in part to the Depositary & Paying Agent).

Number of Shares to be Tendered: ____________ Shares*

SIGN HERE

Signature(s)
Dated ___________________________, 2019

Names(s)

Address(es)

(Zip Code)

Area Code and Telephone Number

Taxpayer Identification or Social Security No.

________________

____________

* Unless otherwise indicated, it will be assumed that all Shares held for the undersigned’s account are to be tendered.

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